Exhibit (f)(1)

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of American Depositary Shares representing all or a portion of ordinary shares to be issued, from time to time, by Barclays (the “Securities”). Such Securities will be registered on one or more registration statements on Form F-6 (each, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Group General Counsel, the Company Secretary or the Assistant Company Secretary of Barclays, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

[Remainder of this page left intentionally blank.]

Date: November 20, 2025	By:	/s/ Nigel Higgins
Nigel Higgins
Group Chairman

Date: November 20, 2025	By:	/s/ C.S. Venkatakrishnan
C.S. Venkatakrishnan
Group Chief Executive
(Principal Executive Officer) and Director

Date: November 20, 2025	By:	/s/ Anna Cross
Anna Cross
Group Finance Director
(Principal Financial Officer and Principal Accounting Officer) and Director

Date: November 20, 2025	By:	/s/ Robert Berry
Robert Berry
Director

Date: November 20, 2025	By:	/s/ Dawn Fitzpatrick
Dawn Fitzpatrick
Director

Date: November 20, 2025	By:	/s/ Mary Francis CBE
Mary Francis CBE
Director

Date: November 20, 2025	By:	/s/ Brian Gilvary
Brian Gilvary
Director

Date: November 20, 2025	By:	/s/ Sir John Kingman
Sir John Kingman
Director

Date: November 20, 2025	By:	/s/ Dioni-Catherine Lebot
Dioni-Catherine Lebot
Director

Date: November 20, 2025	By:	/s/ Mary Mack
Mary Mack
Director

Date: November 20, 2025	By:	/s/ Marc Moses
Marc Moses
Director

Date: November 20, 2025	By:	/s/ Brian Shea
Brian Shea
Director

Date: November 20, 2025	By:	/s/ Julia Wilson
Julia Wilson
Director